Exhibit 10.19(b)

AMENDMENT NO. 2

TO THE

CHITTENDEN CORPORATION DEFERRED COMPENSATION PLAN

This Amendment No. 2 to the Chittenden Corporation Deferred Compensation Plan (the “Plan”) hereby further amends the Plan as described below pursuant to authority granted by the Board. This Amendment No. 2 shall be effective as of August 8, 2011.

1. Section 5.1 of the Plan is hereby amended by deleting the sentence immediately prior to subsection (a) thereof, and replacing it with the following:

A Participant shall not be permitted to change the investment of his or her existing Account at any time, except as otherwise permitted by Section 5.3 hereof.

2. The Plan is hereby amended by adding a new Section 5.3 to read as follows:

5.3 Conversion Election. Subject to the provisions of this Section 5.3, a Qualifying Participant may submit a written Conversion Election directing that a specified percentage of his or her Account balance as of the Conversion Date be deemed invested in the Company Stock Account rather than in the Cash with Interest Account.

(a)	Definitions. For purposes of this Section 5.3:

i.	“Company” means People’s United Financial, Inc.

ii.	“Company Stock” means shares of the Company’s common stock, par value $0.01 per share.

iii.	“Company Stock Account” means the account established for the benefit of a Qualifying Participant who makes a Conversion Election in accordance with the provision of this Section 5.3.

iv.	The “Conversion Date” shall be September 8, 2011; provided, however, that the Conversion Date may be postponed to such later date as may be designated by the General Counsel of the Company if on September 8, 2011 directors of the Company are precluded from purchasing or selling Company stock because they are privy to material, non-public information about the Company at that time.

v.	“Conversion Election” means the written directive contemplated by this Section 5.3.

vi.	“Converted Balance” means the balance in a Qualifying Participant’s Account multiplied by the percentage specified by such Qualifying Participant in a Conversion Election form.

vii.	“Crediting Price” means the Fair Market Value of the Company Stock on the Conversion Date (in the case of credits to be made pursuant to section (d)(ii) below) or on the date dividends are paid on shares of the Company Stock (in the case of credits to be made pursuant to section (e)(i) below).

viii.	“Election Deadline” means 5:00 p.m. Eastern time on September 2, 2011.

ix.	“Fair Market Value” means, with respect to a share of Company Stock on a specified date:

(A)	If the Company establishes a grantor trust in connection with the adoption of Amendment No. 2 to the Plan and directs the trustee of such trust to purchase shares of Company Stock to cover the Company’s liability to deliver shares of Company Stock as a result of Conversion Elections made by Qualifying Participants, the average price (exclusive of all commissions and similar charges) of all shares of Company Stock acquired by the trustee on such date or within a reasonable time thereafter;

(B)	if subsection (A) is not applicable,

1.	the mean between the high and low selling prices at which shares of Company Stock are traded on the principal securities exchange (as that term is used in Section 6 of the Exchange Act) on which the shares are traded on such date or, if shares are not traded on such exchange on that date, the mean between the high and low selling prices at which shares of Company Stock were traded on such exchange on the most recent day on which shares were so traded; or

2.	if the shares of Company Stock are not listed or admitted to trading on any such exchange, and prices of trades in shares of Company Stock are regularly reported by the National Association of Securities Dealers Automated Quotations System, the mean between the high and low selling prices for shares on such date as reported by such system, or, if no high or low selling prices for shares of Company Stock are reported by such system for such date, then the mean between the high and low selling prices for shares of Company Stock reported by such system for the most recent day in respect of which both high and low selling prices are quoted; or

(C)	if subsections (A) and (B) are not applicable, the fair market value of a share of Company Stock as the Committee may determine.

x.	“Qualifying Participant” shall mean a Participant having an Account balance equal to or greater than $200,000 on June 30, 2011 and who (A) has not commenced receiving any distribution of benefits pursuant to the Plan as of such date and (B) is not scheduled to begin receiving any distribution of benefits pursuant to the Plan prior to October 1, 2011.

(b)	Making a Conversion Election. A Qualifying Participant who wishes to have all or a portion of his Account balance invested in the Company Stock Account must complete, sign and return a Conversion Election form to the Company no later than the Election Deadline. The Conversion Election form will allow the Qualifying Participant to designate between 50% and 100% (in 10% increments) of his or her Account balance for investment in this manner.

(c)	Conversion Irrevocable. A Conversion Election shall be irrevocable at and after the Election Deadline with respect to the percentage of the Participant’s Account balance as is designated in his or her Conversion Election form.

(d)	Effect of Conversion Election. In the event a Qualifying Participant makes a Conversion Election, then on the Conversion Date:

i.	the Cash With Interest Account of such Qualifying Participant shall be reduced by an amount equal to his or her Converted Balance, as determined immediately prior to the adjustment contemplated by this provision; and

ii.	the Company Stock Account of such Qualifying Participant shall be credited with the number of shares (including fractional interests in shares) of Company Stock which could have been purchased with cash in an amount equal to his or her Converted Balance at the Crediting Price on the Conversion Date.

(e)	Earnings on Company Stock Account. As of each date of payment of dividends on Company Stock there shall be credited, with respect to the equivalent shares of Company Stock credited to the Participant’s Company Stock Account on the record date of such dividend, the equivalent of such additional shares (including fractional interests therein) of Company Stock as follows:

i.	In the case of cash dividends, the number of shares that could be purchased at the Crediting Price as of such payment date with the dividends which would have been payable on the credited shares as if they had been outstanding; and

ii.	In the case of dividends payable in Company Stock, the equivalent number of shares that would have been payable on the equivalent shares as if they had been outstanding.

(f)	Adjustments. The total number of equivalent shares of Company Stock credited to Company Stock Accounts of Participants shall be proportionately adjusted from time to time, as determined by the Committee, for any increase or decrease in the number of outstanding shares of Company Stock resulting from a subdivision or combination of shares of Company Stock, a dividend payable in Company Stock (to the extent credits have not already been made with respect thereto pursuant to paragraph (e)(ii)), a reorganization or recapitalization or similar change in the Company Stock or for any other change in the capital structure of Company Stock.

3. Section 6.1(b) of the Plan is hereby amended by deleting the second and third sentences thereof, and replacing them with the following:

Participants with a Cash With Interest Account only shall have their Accounts paid in the form of cash. Participants who made a Conversion Election shall have their Accounts paid in the form of cash to the extent they have Plan balances in a Cash With Interest Account on any distribution date, and in the form of Company Stock or other property to the extent they have Plan balances held in a Company Stock Account on any distribution date, except that cash shall be paid in lieu of any fractional shares of Company Stock credited to the Participant’s Company Stock Account.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the Chittenden Corporation Deferred Compensation Plan to be executed by its officer duly authorized on this 8th day of August, 2011.

PEOPLE’S UNITED FINANCIAL, INC.

As successor by merger to

Chittenden Corporation

By:	/s/ David K. Norton
David K. Norton
Senior Executive Vice President

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